Exhibit 3.2

MOTA GROUP, INC

BYLAWS

ARTICLE I OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be located at One Commerce Center, 1201 Orange St, #600, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be Incorp Services, Inc.

Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II SEAL

The Corporation need not have a seal. The Board of Directors may adopt a seal, and if so adopted, it shall consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE III MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law.

Section 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may, unless otherwise restricted by law or by the Certificate of Incorporation, be called by the Chairman of the Board of Directors, if there be one, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the Chairman of the Board of Directors, if there be one, the President or the Secretary whenever stockholders owning at least a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Notice. Except as otherwise provided by law, written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, the means of remote communication, if any, by which stockholders or proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon, mailed or delivered by a form of electronic transmission authorized by Section 211 of the Delaware General Corporation Law and consented to (if required by law) by the stockholder to whom such notice is given, to each stockholder entitled to vote thereat, at the address, facsimile number, electronic mail address or other form of electronic address, as applicable, of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be served, mailed or delivered to some other address, facsimile number or electronic address then to the address, facsimile number or electronic address then designated in such request.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

Section 5. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, (a) the presence in person or by proxy at any stockholders’ meeting of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum, and (b) if two or more classes or series of stock are entitled to vote as separate classes upon any question, then, in the case of each such class or series, the presence in person or by proxy of the holders of a majority of the shares of that class or series issued, outstanding and entitled to vote shall constitute a quorum for the consideration of such question. If a quorum for each class and series of shares of capital stock of the Corporation entitled to vote thereat shall not be present at any meeting of the stockholders regularly called, the vote of stockholders entitled to cast a majority of the votes that may be cast by the stockholders present in person or by proxy shall be requisite to adjourn the meeting to another time, or to another time and place, without notice other than announcement thereat of the time and place to which the meeting is adjourned, and there may be successive adjournments for like cause and in like manner until holders of the requisite number of shares of each class and series entitled to vote thereat shall be present in person or by proxy; provided, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes or series of stock are entitled to vote separately, no adjournment shall be taken with respect to any class or series for which a quorum is present unless the chairman of the meeting otherwise directs. If, at any subsequent session of a meeting previously adjourned for want of a quorum, holders of the requisite number of shares of each class and series entitled to vote thereat shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed. For purposes hereof, and, if authorized by the Board of Directors in its sole discretion and in accordance with Section 211 of the Delaware General Corporation Law (if such authorization is required by law), a stockholder or proxyholder may, by means of remote communication, be deemed to be present at any stockholders’ meeting for all purposes, including but not limited to establishing a quorum, participating in or voting at such a meeting.

Section 6. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent, if any, and in the manner authorized in the Certificate of Incorporation.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date. For purposes hereof, and if authorized by the Board of Directors in its sole discretion and in accordance with Section 211 of the Delaware General Corporation Law (if such authorization is required by law), a stockholder or proxyholder may, by means of remote communication, participate in and vote at a meeting of stockholders.

Voting at meetings of stockholders need not be by written ballot; provided, however, that if any election of directors shall be by written ballot, and if authorized by the Board of Directors in its sole discretion and in accordance with Section 211(e) of the Delaware General Corporation Law, any ballot submitted by electronic submission in accordance with Section 211(e) shall be deemed to have been a vote made by written ballot. Except as otherwise provided by law, voting at meetings of stockholders need not be conducted by inspectors of election unless so determined by the chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

At any meeting at which a quorum is present, a plurality of the votes properly cast for election to fill any vacancy on the Board of Directors shall be sufficient to elect a candidate to fill such vacancy, and a majority of the votes properly cast upon any other question shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise.

Section 7. Organization. The Chairman of the Board, if there be one, or in his or her absence, any Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, any Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

Section 8. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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Every written consent shall bear the date of signature, or, for purposes of a written consent transmitted by telegram, cablegram or other electronic transmission, the date of deemed signature, of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the preceding paragraph of this section, written consents signed by, or deemed to have been signed by, a sufficient number of stockholders to take such action are so delivered to the Corporation. The written consent of a stockholder or proxyholder may be transmitted by means of a telegram, cablegram or other electronic transmission from such stockholder or proxyholder, or by a person or persons authorized to act for such stockholder or proxyholder, in accordance with Section 228 of the Delaware General Corporation Law.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE IV DIRECTORS

Section 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of one or more directors, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation, these By-Laws, or otherwise, until his or her successor is elected and qualified.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, the number of directors may be increased or reduced, in each case by the vote at a meeting at which a quorum is present of the holders a majority of the stock issued and outstanding and entitled to vote for the election of directors (whether or not present the meeting), or by the consent of the holders a majority of the stock issued and outstanding and entitled to vote for the election of director.

Section 2. Term of Office. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article IV.

Section 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, as provided herein, the holders of a majority of the stock issued and outstanding and entitled to vote for the election of directors may fill the vacancies or newly-created directorships

Section 4. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by a majority vote, remove any director or directors, with or without cause.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

Page | 4

Section 5. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telegraphic, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seven (7) days before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

Section 6. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, there is hereby incorporated by reference the Board of Directors voting provisions contained in the Shareholders Agreement executed by the original shareholders of the Corporation, as it may be amended from time to time in accordance with the provisions thereof.

Section 7. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Compensation. Directors shall receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors, and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation herefore.

Section 9. Action By Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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ARTICLE V COMMITTEES OF DIRECTORS

Section 1. Executive Committee. The Board of Directors may appoint from its own number an Executive Committee of one (1) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate by unanimous vote of all directors then in office, and if there is more than one member of such committee, the Board, by unanimous vote, shall designate the chairman thereof.

During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, that the Executive Committee shall not have the power:

(1)	to adopt, amend or repeal any By-Law of the Corporation, or

(2)	to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval.

Section 2. Audit Committee. The Board of Directors may appoint from its own number an Audit Committee of one (1) or more members, who shall not be officers or employees of the Corporation to serve during the pleasure of the Board, and if there is more than one member of such committee, the Board shall designate the chairman thereof.

The Audit Committee, if any, shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

Section 3. Other Committees. The Board of Directors may at any time appoint one or more other committees from its own number. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article V, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

Section 4. General Provisions Applicable to All Committees. The following provisions shall apply to all committees appointed pursuant to this Article V:

a.           Procedure. Each such committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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b.           Reports. Each such committee shall keep regular minutes of its proceedings, and all action by such committee shall, from time to time, be reported to the Board of Directors as the Board shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

c.           Appointment of Additional Members in place of Members Absent from or Disqualified from Voting at a Meeting. If any member of a committee is absent from or disqualified from voting at a meeting, the member or members of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

d.           Term of Office. The members of any such committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI OFFICERS

Section 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, one or more Vice Chairmen, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as they deem necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board shall determine), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

Section 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

Section 3. Chairman of the Board. The Chairman of the Board, if elected, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman, if other than the President, shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4. President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors. The President may but need not be a member of the Board of Directors.

Section 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or the chief executive officer

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

Page | 7

Section 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation, if any. The Secretary or an Assistant Secretary may sign, with the Chairman, if any, any Vice Chairman, the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer.

Section 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary or by the chief executive officer.

Section 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; shall render to the chief executive officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman, if any, any Vice Chairman, the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the chief financial officer of the Corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer or by the chief executive officer.

Section 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer or by the chief executive officer.

Section 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller or by the chief executive officer.

Section 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

Page | 8

Section 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

ARTICLE VII CERTIFICATES OF STOCK

Section 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation may, but need not, be, unless otherwise required law, evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder an electronic statement of the information that is required by law to be on the certificates. Upon request to the Secretary by a holder of such shares, the Secretary shall provide a certificate in an appropriate form to evidence ownership. If stock certificates are issued, the certificates of stock of each class shall be consecutively numbered and signed by the Chairman of the Board, if any, or any Vice Chairman, the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal, if any, or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signature or signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary and/or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case a corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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Section 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address.

Section 3. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be prior to nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not precede the date on which the record date is fixed, nor be more than sixty (60) days prior to the date of such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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a.	The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the Chairman, if any, any Vice Chairman, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as such officer may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

b.	The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

Section 5. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

ARTICLE VIII EXECUTION OF DOCUMENTS

Section 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

Section 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman of the Board, if any, any Vice Chairman, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorize from time to time.

Section 3. Execution of Proxies. The Chairman of the Board, if any, any Vice Chairman, the President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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ARTICLE IX INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE X FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

ARTICLE XI AMENDMENTS

These By-Laws, including this Article XI, may be, on one or more occasions, altered, amended, changed or repealed and new By-Laws adopted by: (i) the unanimous vote of the directors then in office plus the vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote for the election of directors, or (ii) by the holders of 75% of the stock issued and outstanding and entitled to vote for the election of directors.

ARTICLE XII INDEMNIFICATION

Section 1. Indemnification.

a.	Actions By Third Parties. Subject to Section 2 of this Article XII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person (or a person for whom he or she is the legal representative) is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, or any non-profit organization (any such enterprise or non-profit organization, an “Entity”), against all liability, losses, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if it shall be determined, pursuant to Section 2 of this Article XII, that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding against any such person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, or, in the case of a criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

Page | 12

b.	Actions By or on Behalf of the Corporation. Subject to Section 2 of this Article XII, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another Entity, as defined in subsection a. of this Section 1, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if it shall be determined, pursuant to Section 2 of this Article XII, that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

c.	Indemnification for Expenses of Successful Defense. To the extent that any present or former director or officer of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection a. or b. of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 2. Authorization. To obtain indemnification under subsection a. or b. of Section 1 of this Article XII, the claimant shall submit to the Corporation a written request including therewith such documentation as is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under such subsection a. or b. (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person whose conduct is at issue has met the applicable standard of conduct set forth in such subsection a. or b. Subject to the receipt by the Corporation of such written request, such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described previously, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith without the necessity of authorization in the specific case. Notwithstanding anything in this Article XII to the contrary, the Corporation shall not be obligated pursuant to any provisions of this Article XII to indemnify any person for any expenses incurred in an action, suit or proceeding (or part thereof) initiated by such person (including any action brought by such person to recover expenses, including attorney’s fees, incurred in the prosecution of any claim for indemnification hereunder) unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation).

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

Page | 13

Section 3. Expense Advance. Expenses (including attorneys’ fees) incurred by a present or former officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in one of the manners provided in Section 2 of this Article XII upon receipt of an undertaking by or on behalf of such person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XII. Such expenses (including attorneys’ fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 4. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another Entity, as defined in Section 1 a. of this Article XII, against any liability asserted against, and incurred by, him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII or Section 145 of the Delaware General Corporation Law.

Section 6. The “Corporation”. For the purposes of this Article XII, references to the “Corporation” shall include the Corporation’s successors and assigns, which shall include without limitation the corporation surviving or resulting from a merger or consolidation to which this Corporation is a party and the corporate parent of such corporation and an Entity to which the Corporation has transferred substantially all of its assets.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, partner, member, trustee, employee or agent of another Entity, as defined in Section 1 a. of this Article XII, shall be reduced by any amount such person may collect as indemnification from such other Entity or from insurance.

Section 8. Other Definitions. For purposes of this Article XII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XII.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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Section 9. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10. Amendment or Repeal. Neither the amendment or repeal of this Article XII nor the adoption of any provision of these By-Laws inconsistent with this Article XII shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption.

Mota Group, Inc
PO Box 1116, Campbell, CA 95009
1.408.370.1248 tel
1.408.378.7629 fax
www.mota.com

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